EXHIBIT 23.1



HANSEN, BARNETT & MAXWELL                                  (801) 532-2200
A Professional Corporation                               Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                          5 Triad Center, Suite 750
                                                      Salt Lake City, Utah 84180
                                                           www.hbmcpas.com



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
International Isotopes Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2003, relating to the consolidated financial statements of International Isotopes Inc. ("the Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                                HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 16, 2003